     October 3, 2005

Brandywine Operating Partnership, L.P. and
Brandywine Realty Trust
Senior Credit Facilities
Commitment Letter

Brandywine Operating
      Partnership, L.P.
Brandywine Realty Trust
401 Plymouth Road
Plymouth Meeting, PA 19462
Attention: Gerard H. Sweeney
                   President and Chief Executive Officer

Ladies and Gentlemen:

     In connection with the proposed Acquisition (as defined below), you (the “Borrowers”) have requested that J.P. Morgan Securities Inc. (“JPMSI”) agree to structure, arrange and syndicate (a) a term loan facility in an aggregate amount of up to $750,000,000 (the “Term Loan Facility”), (b) an amendment and restatement of the existing revolving credit facility in an aggregate amount of up to $600,000,000 (the “Revolving Credit Facility”), and (c) an interim term loan facility in an aggregate amount of up to $240,000,000 (subject to reduction as set forth in the Interim Facility Term Sheet (as defined below)) (the “Interim Facility”), and together with the Term Loan Facility and the Revolving Credit Facility, collectively, the “Facilities”). You have also requested that JPMorgan Chase Bank, N.A. (“JPM”) commit to provide the entire principal amount of each of the Facilities and to serve as administrative agent for the each of Facilities.

     JPMSI is pleased to advise you that it is willing to act as exclusive arranger and bookrunner for the Facilities.

     Furthermore, JPM is pleased to advise you of its commitment to provide the entire amount of the Facilities; provided that (x) JPM shall only provide the Revolving Credit Facility if the Existing Credit Agreement (as defined below) has not been amended and restated and increased to $600,000,000 after the date hereof so as to permit the consummation of the Acquisition and (y) JPM shall only provide the Interim Facility if the sales of all of Subject Properties (as defined in the Purchase Agreement (as defined below) and listed on Schedule 3 hereto) have not been consummated prior to the closing date of the Acquisition.

     The commitments of JPMSI and JPM hereunder are subject to the terms and conditions set forth in this commitment letter (the “Commitment Letter”), the Fee Letter referred to below and (a) with respect to the Term Loan Facility, in the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Loan Facility Term Sheet”), (b) with respect to the Revolving Credit Facility, in the Summary of Terms and Conditions attached hereto as Exhibit B (the “Revolving Credit Facility Term Sheet”), and (c) with respect to the Interim Facility, in the Summary of Terms and Conditions attached hereto as Exhibit C (the “Interim Facility Term Sheet”, and together with the Term Loan Facility Term Sheet and the Revolving Credit Facility Term Sheet, collectively, the “Term Sheets”).

     Although the Term Sheets set forth the principal terms of the Facilities, this Commitment Letter and the Term Sheets do not include all of the representations, warranties, defaults, definitions, covenants (affirmative and negative) and other terms which will be contained in the definitive financing documents for the transaction. Accordingly, we reserve the right to propose additional terms which (i) are not materially inconsistent with any provision in the Term Sheets, (ii) except as expressly modified by the Term Sheets, are substantially in the form of the Credit Agreement dated as of May 24, 2004, as amended, among the Borrowers, JPM, as Administrative Agent, and the other parties thereto (the “Existing Credit Agreement”), and (iii) except as provided in the Fee Letter, will not materially alter the financial terms of this Commitment Letter and the Term Sheets.

     It is agreed that JPM will act as the sole and exclusive Administrative Agent, and that JPMSI will act as the sole and exclusive arranger and bookrunner (in such capacities, the “Arranger”), for the Facilities, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheets and the Fee Letter) will be paid in connection with the Facilities unless you and we shall so agree.

     We intend and shall have the right to syndicate the Facilities to a group of financial institutions (together with JPM, the “Lenders”) identified by us in consultation with you. JPMSI intends to commence syndication efforts promptly upon the public announcement of the proposed Acquisition, and in any event by October 31, 2005, and you agree actively to assist JPMSI in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrowers and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with JPMSI, of one or more meetings of prospective Lenders.

     As the Arranger, JPMSI will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. In acting as the Arranger, JPMSI will have no responsibility other than to arrange the syndication. To assist JPMSI in its syndication efforts, you agree promptly to prepare and provide to JPMSI and JPM all information with respect to the Borrowers, the Acquisition and the other transactions contemplated hereby, including all financial information and projections (the “Projections”), as we may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the “Information”) that has been or will be made available to JPM or JPMSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to JPM or JPMSI by you or any of your representatives have been or will be prepared in good faith based upon assumptions believed to be reasonable. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

     You agree to supplement the Projections and Information from time to time until the later to occur of (i) the execution and delivery of definitive financing documents for the Facilities and (ii) completion of the syndication, so that the representations and warranties in the preceding paragraph remain correct.

     As consideration for JPM’s commitments hereunder and JPMSI’s agreement to perform the services described herein, you agree, jointly and severally, to pay to JPM the nonrefundable fees set forth in the Term Sheets and in the Fee Letter dated the date hereof and delivered herewith (the “Fee Letter”).

     JPM’s commitments hereunder and JPMSI’s agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any event, change or development that has had or would reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrowers and Guarantors and their subsidiaries taken as a whole (a “Material Adverse Effect”), (b) our not becoming aware after the date hereof of any information or other matter affecting the Borrowers and Guarantors, the Target (as defined below), the Acquisition, or the transactions contemplated hereby which is inconsistent with any such information or other matter disclosed to us prior to the date hereof, if such inconsistency has had or would reasonably be expected to have a Material Adverse Effect, (c) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrowers or any affiliate thereof, other than an offering or financing that would refinance the Term Loan Facility or the Interim Facility, (d) the negotiation, execution and delivery on or before the earlier of (x) the closing date of the Acquisition or (y) December 31, 2005 of definitive financing documents with respect to the Facilities consistent with this Commitment Letter and the Term Sheets and otherwise satisfactory to JPM and its counsel, (e) the payment of all fees and expenses of JPM, JPMSI and its counsel and representatives, (f) there not being any “Default” or “Event of Default” continuing under the definitive financing documents for the Facilities, (g) there not having occurred (1) any Company Material Adverse Effect (as defined in the Purchase Agreement) under the terms of the Purchase Agreement or (2) any failure to satisfy the conditions precedent under the Purchase Agreement to cause the effectiveness thereof (and if such Company Material Adverse Effect or failure to satisfy conditions precedent has occurred, the Borrowers agree not to waive any Company Material Adverse Effect or any such conditions precedent without the consent of JPMSI and JPM), (h) there not having occurred any material changes in governmental regulation or policy affecting, in any material and adverse respect, us or the Borrowers (including tax status, trading status or securities law compliance) prior to closing that would enjoin, prohibit or restrain the closing of any Facility, (i) the closing of the Borrower’s proposed merger and acquisition transaction substantially as described on Schedule 1 hereto (resulting in (A) Brandywine Realty Trust as the surviving entity and remaining as a real estate investment trust and (B) the capital and ownership structure substantially as described on Schedule 2 hereto) (the “Acquisition”) with [Prentiss Properties] (the “Target”) in accordance with the terms of the Agreement and Plan of Merger dated as of _________, 2005 among the Borrowers, the Target and certain other parties (the “Purchase Agreement”), and no material provision of such Purchase Agreement shall have been amended, waived or otherwise modified without the prior written consent of JPM and JPMSI and (j) the other conditions set forth or referred to in the Term Sheets.

     You agree, jointly and severally, (a) to indemnify and hold harmless JPM, JPMSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse JPM, JPMSI and their affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant’s fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheets, the Fee Letter and the definitive financing documents) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facilities. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Facilities.

     This Commitment Letter shall not be assignable by you without the prior written consent of JPM and JPMSI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, JPM and JPMSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Term Sheets and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheets or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person (including any lender bidding for the financing contemplated by this Commitment Letter) except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof); provided, that this Commitment Letter only (and not the Term Sheets and the Fee Letter) may be disclosed to pursuant to any requirements of the Securities and Exchange Commission or pursuant to such governmental regulations as advised by your counsel once this Commitment Letter has been accepted by you, with the understanding that JPMSI and JPM have the right to change the amounts, structure, pricing, and terms of the Facilities as set forth in the Fee Letter.

     The reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documents shall be executed and delivered and notwithstanding the termination of this Commitment Letter or JPM’s commitments hereunder.

     You acknowledge that JPM and JPMSI may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. JPM and JPMSI will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance of services for other companies, nor will any of them furnish any such information to other companies. You also acknowledge that JPM and JPMSI have no obligation to use in connection with the transactions contemplated by this letter, or to furnish to you, confidential information obtained from other companies.

     In order to enable JPMSI to bring relevant expertise to bear on its engagement under this Commitment Letter from among its global affiliates, the Borrowers agree that JPMSI may perform the services contemplated hereby in conjunction with its affiliates, and that any JPMSI affiliates performing services hereunder shall be entitled to the benefits and subject to the terms of this Commitment Letter.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheets and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on October 3, 2005. JPM’s commitments and JPMSI’s agreements herein will expire at such time in the event JPM has not received such executed counterparts in accordance with the immediately preceding sentence.

     [Remainder of Page Intentionally Left Blank]

     JPM and JPMSI are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By: __________________________________
Name:
Title:

J.P. MORGAN SECURITIES INC.

By: __________________________________
Name:
Title:

Accepted and agreed to as of
the date first written above by:

BRANDYWINE OPERATING
PARTNERSHIP, L.P.

By: __________________________________
Name:
Title:

BRANDYWINE REALTY TRUST

By: __________________________________
Name:
Title:

Schedule 3

SUBJECT PROPERTIES

1.	One Northwestern
2.	Wood Dale I & II
3.	155 Alexandria Way
4.	16801 S. Exchange
5.	One O’Hare Center
6.	Corporate Lakes III
7.	Corporetum Combined
8.	1717 Deerfield
9.	Bannockburn
10.	Salton
11.	410 Warrenville Road
12.	Lakeside Point I & II
13.	O’Hare Plaza